SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 2. Acquisition or Disposition of Assets

        Derma Sciences, Inc. (the “Registrant”), on January 9, 2004, purchased from Kimberly-Clark Corporation certain assets theretofore utilized by Kimberly-Clark’s Technol wound care division (the “Transaction”). Details of the transaction are set forth below.

    1.        Overview. The Transaction involved the purchase by the Registrant from Kimberly-Clark Corporation of the following assets (collectively, the “Assets”): (1) formulations, trade secrets and trademarks relative to certain impregnated gauze dressings, packing strips, adhesive skin closures and related wound care products (the “Products”); (2) inventory of the Products and component raw materials (the “Inventory”); and (3) equipment utilized in the manufacture and packaging of the Products (the “Equipment”). Immediately upon its purchase of the Assets, the Registrant leased the Equipment to Kimberly-Clark for a term that expires April 30, 2004, and contracted with Kimberly-Clark, for a like term, to manufacture, package, and distribute the Products and perform related sales support services for the account of the Registrant. Upon expiration of the foregoing agreements, the Registrant will assume all manufacturing and sales functions relative to the Products and will purchase from Kimberly-Clark that volume of Inventory determined in accordance with paragraph 3 below.

        Kimberly-Clark has represented to the Registrant that its current gross revenues from sales of the Products are at the rate of approximately $2.0 million per year which revenues consist of approximately $1.2 million from the sale of Kimberly-Clark branded products and approximately $800,000 from the sale of contract manufactured (“OEM”) products. The Registrant will solicit Kimberly-Clark customers with a view both to converting customers of the Kimberly-Clark branded products to the Registrant’s products and performing contract manufacturing services for Kimberly-Clark’s OEM customers.

        The Registrant has not employed, and has no intention or expectation of employing, any Kimberly-Clark personnel in connection with its purchase of the Equipment and the Products. Further, there are no long-term sales contracts in place relative to the Products. As such, there can be no assurance that the Registrant will succeed in its efforts either to generate revenues from sales of the Products to former Kimberly-Clark customers or convert these customers to the Registrant’s own brands. Likewise, there can be no assurance that such revenues, if generated, would result in profits to the Registrant.

        On or about April 1, 2004, the Registrant expects to transfer the Equipment from its current location in Forth Worth, Texas, to the Registrant’s sales and manufacturing facility in Ontario, Canada. The Registrant expects that the Equipment will be fully operational in its Ontario facility on or about July 1, 2004. During the period January 9 through March 31, 2004, the Registrant, by virtue of the above discussed equipment lease agreement and manufacturing-sales support agreement with Kimberly-Clark, expects to build sufficient Inventory to satisfy customer requirements through June 30, 2004.

    2.        Assets Acquired. The Assets consist of the following: (1) equipment utilized in the manufacture and packaging of various wound care products specified in Exhibit A to the Purchase Agreement attached hereto as Exhibit 2.01; (2) inventory of finished wound care products specified in Exhibit C to the Supply Agreement attached hereto as Exhibit 10.03; (3) inventory of raw materials specified in Exhibit D to the Supply Agreement attached hereto as Exhibit 10.03; (4) formulations and trade secrets relative to the wound care products specified in Exhibit B to the Supply Agreement attached hereto as Exhibit 10.03; (5) a temporary license to utilize the Kimberly-Clark® trademark pending sale or disposition of Kimberly-Clark branded inventory as provided in the Trademark License attached hereto as Exhibit 10.04; and (6) an assignment of those trademarks set forth in the Trademark Assignment attached hereto as Exhibit 10.05.

    3.        Purchase Price. The price of the Assets is approximately $2.6 million allocated as follows: <PRE>

Assets – Purchase Price

              Equipment                                     $1,866,000
              Inventory - Finished Goods                       458,900
              Inventory - Raw Materials                        275,000
              Trade Secrets and Trademarks                         100

              Total Purchase Price                          $2,600,000

        The amount of finished goods inventory and raw material inventory on hand at April 30, 2004, and the purchase price thereof, is subject to change in accordance with the following: (1) operations during the period January 1 through March 31, 2004, including (i) actual vs. anticipated sales, (ii) purchase and use of raw materials, and (iii) production of finished products, and (2) the Registrant’s estimate of Inventory necessary to meet customer requirements while the Equipment is in transit from April 1 through June 30, 2004.

    4.        Source of Funds. The Registrant paid Kimberly-Clark $300,100 on January 9, 2004 of which $100 was allocated to payment-in-full for trade secrets and trademarks relative to the Products and $300,000 was allocated to the $1,866,000 purchase price of the Equipment. The balance due for the Equipment will be paid by the Registrant by means of a promissory note in the amount of $1,566,000 due February 1, 2007 and providing for 36 monthly payments of $49,434.76 each consisting of principal and interest at the rate of 8.5% per annum. The promissory note is secured by a first lien security interest in the Equipment. A copy of the promissory note is attached as Exhibit B to the Purchase Agreement attached hereto as Exhibit 2.01. A copy of the Security Agreement granting Kimberly-Clark a first lien security interest in the Equipment is attached hereto as Exhibit 10.01.

        The Registrant anticipates that on or about April 30, 2004 it will pay the Inventory costs of $733,900, as adjusted, from cash on hand. However, the Registrant may elect to pay all or a portion of this amount by drawing against its revolving credit facility with Merrill Lynch Business Financial Services, Inc. For a description of this revolving credit facility, please refer to the Registrant’s current report on Form 8-K filed May 2, 2003.

    5.        Potential Benefits. The Registrant engages in the manufacture, marketing and sale of three related product lines, these being: wound care, wound closure-fasteners and skincare. Of these market segments, sales of wound care products account for approximately 71% of the Registrant’s revenues. Presently, the Registrant outsources the manufacture of wound care products comprising approximately 40% of its wound care product line. The Registrant anticipates that its purchase of the Assets will enable it to expand its internal manufacturing capabilities and thereby improve profit margins attributable to its wound care product line. The Registrant also anticipates that its purchase of the Assets will give it the manufacturing capacity to expand its contract manufacturing operations. It is not presently possible to quantify the potential economic impact upon its operations of the Registrant’s purchase of the Assets. There can be no assurance that the Registrant’s objectives of improved profit margins in its wound care product line and/or increased contract manufacturing revenues will be realized.

_________________

        Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

        The foregoing description of the terms and provisions relating to the Transaction is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.01 hereof and related documents filed as Exhibits 10.01 through 10.05 hereof.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.01	Purchase Agreement, with exhibits, dated January 9, 2004 relative to the purchase by the Registrant of certain assets of Kimberly-Clark Corporation

10.01	Security Agreement, with exhibits, dated January 9, 2004 relative to the granting by the Registrant to Kimberly-Clark Corporation of a first lien security interest in the equipment purchased by the Registrant

10.02	Lease Agreement, with exhibit, dated January 9, 2004 relative to the leasing to Kimberly-Clark Corporation of equipment purchased by the Registrant

10.03	Supply Agreement, with exhibits, dated January 9, 2004 relative to the performance of manufacturing, distribution and sales support services by Kimberly-Clark Corporation for the account of the Registrant

10.04	Trademark License Agreement dated January 9, 2004 relative to the temporary licensing to the Registrant of the Kimberly-Clark® trademark

10.05	Trademark Assignment dated January 9, 2004 relative to the assignment to the Registrant of certain trademarks by Kimberly-Clark Corporation

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: January 23, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer